EXHIBIT 10.5
JDA SOFTWARE GROUP, INC.
NOTICE OF GRANT OF RESTRICTED STOCK
The Participant has been granted an award (the "Award") pursuant to the JDA Software Group, Inc. 2005 Performance Incentive Plan (the "Plan") of certain shares of Stock (the "Shares"), as follows:

Participant:

Date of Grant:

Total Number of Shares:

Vested Shares:	Except as provided in the Restricted Stock Agreement, the number of Vested Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the Total Number of Shares by the "Vested Ratio” determined as of such date as follows:

Vested Ratio

	On Date of Grant	1/2

Plus

	For each additional full month of the Participant’s continuous Service from the Date of Grant until the Vested Ratio equals 1/1, an additional	1/48
By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Plan and the Restricted Stock Agreement, both of which are made part of this document. The Participant acknowledges that copies of the Plan, Restricted Stock Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and the Restricted Stock Agreement, and hereby accepts the Award subject to all of their terms and conditions.

JDA SOFTWARE GROUP, INC.		PARTICIPANT

By:

Signature

Its:

Date
Address:	14400 N. 87th Street

	Scottsdale, AZ 85260	Address

ATTACHMENTS:	2005 Performance Incentive Plan, as amended to the Date of Grant; Restricted Stock Agreement; Assignment Separate from Certificate, Section 83(b) election memorandum and sample forms, and Plan Prospectus